SUPPLEMENT TO
AMENDED AND RESTATED INVESTMENT
ADVISORY CONTRACT
PIMCO Funds
840 Newport Center Drive
Newport Beach, California 92660
November 5, 2013
Pacific Investment Management Company LLC
840 Newport Center Drive
Newport Beach, California 92660

RE:	PIMCO EM Low Volatility Fundamental IndexPLUS(r)
	AR Strategy Fund, PIMCO International Low
	Volatility Fundamental IndexPLUS(r) AR Strategy Fund and PIMCO U.S. Low Volatility Fundamental
	IndexPLUS(r) AR Strategy Fund (the "Funds")

Dear Sirs:

As provided in the Amended and Restated Investment
Advisory Contract between PIMCO Funds (the "Trust") and Pacific Investment Management Company LLC (the
"Adviser"), dated February 23, 2009 (the "Contract"), the parties may amend the Contract to add additional series of the Trust, under the same terms and conditions as set forth in the Contract, and at fee rates set forth in Exhibit A to the Contract, as may be amended from time to time.

The Trust and the Adviser hereby agree to amend the Contract as of the date hereof to add the Funds to Exhibit
A.  The current Exhibit A is replaced with the new Exhibit
A attached hereto.

This Supplement and the Contract shall become effective with respect to each Fund on November 5, 2013 and shall continue in effect for a period not to exceed two years from the effective date of this Supplement and shall continue thereafter on an annual basis with respect to each Fund only so long as such continuance is specifically approved at least annually by (a) the Trust's Board of Trustees or by the vote of a majority of the outstanding voting securities (as defined in the Investment Company Act of 1940, as amended (the "1940 Act")) of the Fund, and (b) the vote, cast in person at a meeting called for such purpose, of a majority of the Trust's Trustees who are not parties to the Contract or "interested persons" (as defined in the 1940
Act) of any such party. This Supplement and the Contract shall terminate automatically in the event of its assignment (as defined in the 1940 Act). This Supplement and the Contract may be terminated with respect to a Fund at any time, without the payment of any penalty, by a vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of the Fund or by a vote of a majority of the Trust's entire Board of Trustees on 60 days' written notice to the Adviser or by the Adviser on 60 days' written notice to the Trust.

The Declaration of Trust establishing the Trust, as amended and restated effective December 15, 2010, a copy of which, together with all amendments thereto (the "Declaration"), is on file in the Office of the Secretary of the Commonwealth of Massachusetts, provides that the name "PIMCO Funds" refers to the trustees under the Declaration collectively as trustees and not as individuals or personally, and that no shareholder, trustee, officer, employee or agent of the Trust shall be subject to claims against or obligations of the Trust to any extent whatsoever, but that the Trust estate only shall be liable.


EXHIBIT A
(as of November 5, 2013)
PIMCO Funds


							Investment
Fund							Advisory
							Fee
----------------------------------------------------   ------------
PIMCO All Asset Fund 					0.175%
PIMCO All Asset All Authority Fund 			0.20%
PIMCO California Intermediate Municipal Bond Fund 	0.225%
PIMCO California Municipal Bond Fund 			0.21%
PIMCO California Short Duration
Municipal Income Fund 					0.18%
PIMCO CommoditiesPLUS(r) Short Strategy Fund 		0.54%
PIMCO CommoditiesPLUS(r) Strategy Fund 			0.49%
PIMCO CommodityRealReturn Strategy Fund(r) 		0.49%
PIMCO Convertible Fund 					0.40%
PIMCO Credit Absolute Return Fund 			0.60%
PIMCO Diversified Income Fund 				0.45%
PIMCO Emerging Markets Full Spectrum Bond Fund 		0.59%
PIMCO EM Fundamental IndexPLUS(r) AR Strategy Fund 	0.85%
PIMCO EM Low Volatility Fundamental IndexPLUS(r)
AR Strategy Fund 					0.85%
PIMCO Emerging Local Bond Fund 				0.45%
PIMCO Emerging Markets Bond Fund 			0.45%
PIMCO Emerging Markets Corporate Bond Fund 		0.75%
PIMCO Emerging Markets Currency Fund 			0.45%
PIMCO Extended Duration Fund 				0.25%
PIMCO Floating Income Fund 				0.30%
PIMCO Foreign Bond Fund (Unhedged) 			0.25%
PIMCO Foreign Bond Fund (U.S. Dollar-Hedged) 		0.25%
PIMCO Fundamental Advantage Absolute
Return Strategy Fund 					0.64%
PIMCO Fundamental IndexPLUS(r) AR Fund 			0.54%
PIMCO Global Advantage Strategy Bond Fund 		0.40%
PIMCO Global Bond Fund (Unhedged) 			0.25%
PIMCO Global Bond Fund (U.S. Dollar-Hedged) 		0.25%
PIMCO Global Multi-Asset Fund 				0.90%
PIMCO GNMA Fund 					0.25%
PIMCO Government Money Market Fund 			0.12%
PIMCO High Yield Fund 					0.25%
PIMCO High Yield Municipal Bond Fund 			0.30%
PIMCO High Yield Spectrum Fund 				0.30%
PIMCO Income Fund 					0.25%
PIMCO Inflation Response Multi-Asset Fund 		0.65%
PIMCO International Fundamental IndexPLUS(r)
AR Strategy Fund 					0.57%
PIMCO International Low Volatility Fundamental
IndexPLUS(r) AR Strategy Fund 				0.57%
PIMCO International StocksPLUS(r) AR Strategy Fund
(Unhedged) 						0.39%
PIMCO International StocksPLUS(r) AR Strategy Fund
(U.S. Dollar-Hedged) 					0.45%
PIMCO Investment Grade Corporate Bond Fund 		0.25%
PIMCO Long Duration Total Return Fund 			0.25%
PIMCO Long-Term Credit Fund 				0.30%
PIMCO Long-Term U.S. Government Fund 			0.225%
PIMCO Low Duration Fund 				0.25%
PIMCO Low Duration Fund II 				0.25%
PIMCO Low Duration Fund III 				0.25%
PIMCO Moderate Duration Fund 				0.25%
PIMCO Money Market Fund 				0.12%
PIMCO Mortgage-Backed Securities Fund 			0.25%
PIMCO Mortgage Opportunities Fund 			0.35%
PIMCO Municipal Bond Fund 				0.20%
PIMCO National Intermediate Municipal Bond Fund 	0.22%
PIMCO New York Municipal Bond Fund 			0.225%
PIMCO Real Income 2019 Fund(r) 				0.19%
PIMCO Real Income 2029 Fund(r) 				0.19%
PIMCO Real Return Fund 					0.25%
PIMCO Real Return Asset Fund 				0.30%
PIMCO RealEstateRealReturn Strategy Fund 		0.49%
PIMCO RealRetirement(r) Income
and Distribution Fund 					0.50%
PIMCO RealRetirement(r) 2015 Fund(1) 			0.53%
PIMCO RealRetirement(r) 2020 Fund(2) 			0.55%
PIMCO RealRetirement(r) 2025 Fund(3) 			0.58%
PIMCO RealRetirement(r) 2030 Fund(4) 			0.60%
PIMCO RealRetirement(r) 2035 Fund(5) 			0.60%
PIMCO RealRetirement(r) 2040 Fund(6) 			0.62%
PIMCO RealRetirement(r) 2045 Fund(7) 			0.62%
PIMCO RealRetirement(r) 2050 Fund(8) 			0.62%
PIMCO Senior Floating Rate Fund 			0.40%
PIMCO Short Asset Investment Fund 			0.20%
PIMCO Short Duration Municipal Income Fund 		0.18%
PIMCO Short-Term Fund 					0.25%
PIMCO Small Company Fundamental IndexPLUS(r)
AR Strategy Fund 					0.59%
PIMCO Small Cap StocksPLUS(r) AR Strategy Fund 		0.44%
PIMCO StocksPLUS(r) Fund 				0.25%
PIMCO StocksPLUS(r) Long Duration Fund 			0.35%
PIMCO StocksPLUS(r) AR Short Strategy Fund 		0.39%
PIMCO StocksPLUS(r) Absolute  Return Fund 		0.39%
PIMCO Tax Managed Real Return Fund 			0.25%
PIMCO Total Return Fund 				0.25%
PIMCO Total Return Fund II 				0.25%
PIMCO Total Return Fund III 				0.25%
PIMCO Total Return Fund IV 				0.25%
PIMCO Treasury Money Market Fund 			0.12%
PIMCO TRENDS Managed Futures Strategy Fund 		1.15%
PIMCO Unconstrained Bond Fund 				0.60%
PIMCO Unconstrained Tax Managed Bond Fund 		0.40%
PIMCO U.S. Low Volatility Fundamental IndexPLUS(r)
AR Strategy Fund 					0.54%
PIMCO Worldwide Fundamental Advantage
AR Strategy Fund 					0.74%



Private Account Portfolio				Investment
Series Portfolio					Advisory
							Fee
------------------------------------------------      --------------
PIMCO Asset-Backed Securities Portfolio 		0.02%
PIMCO Asset-Backed Securities Portfolio II 		0.02%
PIMCO Developing Local Markets Portfolio 		0.02%
PIMCO Emerging Markets Portfolio 			0.02%
PIMCO FX Strategy Portfolio 				0.02%
PIMCO High Yield Portfolio 				0.02%
PIMCO International Portfolio 				0.02%
PIMCO Investment Grade Corporate Portfolio 		0.02%
PIMCO Long Duration Corporate Bond Portfolio 		0.02%
PIMCO Low Duration Portfolio 				0.02%
PIMCO Moderate Duration Portfolio 			0.02%
PIMCO Mortgage Portfolio 				0.02%
PIMCO Mortgage Portfolio II 				0.02%
PIMCO Municipal Sector Portfolio 			0.02%
PIMCO Real Return Portfolio 				0.02%
PIMCO Senior Floating Rate Portfolio 			0.02%
PIMCO Short-Term Floating NAV Portfolio(9) 		0.00%
PIMCO Short-Term Floating NAV Portfolio II 		0.02%
PIMCO Short-Term Floating NAV Portfolio III(9) 		0.00%
PIMCO Short-Term Portfolio 				0.02%
PIMCO U.S. Government Sector Portfolio 			0.02%
PIMCO U.S. Government Sector Portfolio II 		0.02%


(1) 	Effective April 1, 2015, the Fund's investment advisory fee
	will be reduced to 0.50%.
(2) 	Effective April 1, 2015, the Fund's investment advisory fee
	will be reduced to 0.53%. Effective April 1, 2020, the Fund's investment advisory fee will be further reduced to 0.50%.
(3) 	Effective April 1, 2015, the Fund's investment advisory fee
	will be reduced to 0.55%. Effective April 1, 2020, the Fund's investment advisory fee will be further reduced to 0.53%. Effective April 1, 2025, the Fund's investment advisory fee will be further reduced to 0.50%.
(4)	Effective April 1, 2015, the Fund's investment advisory fee
	will be reduced to 0.58%. Effective April 1, 2020, the Fund's investment advisory fee will be further reduced to 0.55%. Effective April 1, 2025, the Fund's investment advisory fee will be further reduced to 0.53%. Effective April 1, 2030, the Fund's investment advisory fee will be further reduced to 0.50%.
(5)	Effective April 1, 2020, the Fund's investment advisory fee
	will be reduced to 0.58%. Effective April 1, 2025, the Fund's investment advisory fee will be further reduced to 0.55%. Effective April 1, 2030, the Fund's investment advisory fee will be further reduced to 0.53%. Effective April 1, 2035, the Fund's investment advisory fee will be further reduced to 0.50%.
(6) 	Effective April 1, 2015, the Fund's investment advisory fee
	will be reduced to 0.60%. Effective April 1, 2025, the Fund's investment advisory fee will be further reduced to 0.58%. Effective April 1, 2030, the Fund's investment advisory fee will be further reduced to 0.55%. Effective April 1, 2035, the Fund's investment advisory fee will be further reduced to 0.53%.
(7) 	Effective April 1, 2020, the Fund's investment advisory fee
	will be reduced to 0.60%. Effective April 1, 2030, the Fund's investment advisory fee will be further reduced to 0.58%. Effective April 1, 2035, the Fund's investment advisory fee will be further reduced to 0.55%.
(8) 	Effective April 1, 2025, the Fund's investment advisory fee
	will be reduced to 0.60%. Effective April 1, 2035, the Fund's investment advisory fee will be further reduced to 0.58%.
(9) 	PIMCO Short-Term Floating NAV Portfolio and PIMCO
	Short-Term Floating NAV Portfolio III (the "Short-Term Floating NAV Portfolios") will be offered only to other series of the PIMCO Funds (each an "Investing Fund") or other series of registered investment companies for which PIMCO serves as investment adviser. The PIMCO Short-Term
	Floating NAV Portfolios, and their wholly-owned subsidiaries (if any), do not pay an investment advisory fee to PIMCO. By investing in the PIMCO Short-Term Floating NAV Portfolios, each Investing Fund agrees that 0.005% of the fee that each Investing Fund is currently obligated to pay PIMCO as indicated on this Exhibit A, will be designated as compensation for the investment advisory services PIMCO provides to the PIMCO Short-Term Floating NAV Portfolios, and their wholly-owned subsidiaries (if any), under the Contract.



	If the foregoing correctly sets forth the Contract between the Trust and the Adviser, please so indicate by signing, dating and returning to the Trust the enclosed copy hereof.



Very truly yours,

PIMCO FUNDS


By:


Title:

Vice President




ACCEPTED:

PACIFIC INVESTMENT MANAGEMENT
COMPANY LLC


By:


Title
:

Managing Director

PIMCO FUNDS, on behalf of its
series PIMCO Funds: Private
Account Portfolio Series - PIMCO
Short-Term Floating NAV
Portfolio and PIMCO Funds:
Private Account Portfolio Series -
PIMCO Short-Term Floating NAV
Portfolio III on behalf of its series
PIMCO Funds

By:


Title:

Vice President